Exhibit 99.1

UMB Financial Corporation                                                      News Release

1010 Grand Boulevard

Kansas City, MO 64106

816.860.7000

umb.com

//FOR IMMEDIATE RELEASE//

Media Contact: Stephanie Hague: 816.860.5088

Investor Relations Contact: Kay Gregory: 816.860.7106

UMB Financial Corporation Reports Third Quarter 2020 Net Income of $73.1 Million and Announces 3.2% Dividend Increase

Third Quarter 2020 Highlights

•	GAAP net income of $73.1 million, or $1.52 per diluted share; net operating income of $76.4 million, or $1.59 per diluted share.
•	Pre-tax, pre-provision (PTPP) income of $99.4 million, an increase of 10.2% from the linked quarter.
•	Average loans increased 16.8% on a linked-quarter, annualized basis.
•	Average deposits grew $1.3 billion to $24.1 billion compared to the second quarter of 2020.
•	GAAP book value per share increased 13.8% to $59.43, and tangible book value per share increased 14.5% to $55.19, compared to a year ago.
•	Credit quality remained strong, with net charge-offs of just 0.13% of average loans.

KANSAS CITY, Mo. (October 27, 2020) – UMB Financial Corporation (Nasdaq: UMBF), a financial services company, announced net income for the third quarter of 2020 of $73.1 million, or $1.52 per diluted share, compared to $60.5 million, or $1.26 per diluted share, in the second quarter of 2020 (linked quarter) and $62.4 million, or $1.27 per diluted share, in the third quarter of 2019.

Net operating income, a non-GAAP financial measure reconciled to net income, the nearest comparable GAAP measure, later in this release, was $76.4 million, or $1.59 per diluted share, for the third quarter of 2020, compared to $63.8 million, or $1.33 per diluted share, for the linked quarter and $62.5 million, or $1.27 per diluted share, for the third quarter of 2019. Pre-tax, pre-provision income (PTPP), a non-GAAP measure reconciled to net income before taxes, the nearest comparable GAAP measure, later in this release, was $99.4 million, or $2.07 per diluted share, for the third quarter of 2020, compared to $90.2 million, or $1.88 per diluted share, for the linked quarter, and $80.5 million, or $1.64 per diluted share, for the third quarter of 2019. These PTPP results represent increases of 10.2% on a linked-quarter basis and 23.5% compared to the third quarter of 2019.

Summary of quarterly financial results	UMB Financial Corporation
(unaudited, dollars in thousands, except per share data)
	Q3	Q2	Q3
	2020	2020	2019
Net income	$73,092	$60,529	$62,382
Earnings per share (diluted)	1.52	1.26	1.27

Pre-tax, pre-provision income	99,385	90,152	80,498
Pre-tax, pre-provision earnings per share (diluted)	2.07	1.88	1.64

Net operating income	76,434	63,835	62,525
Operating earnings per share (diluted)	1.59	1.33	1.27

GAAP
Return on average assets	0.99%	0.87%	1.03%
Return on average equity	10.23	8.95	9.69
Efficiency ratio	66.14	70.20	70.70

Non-GAAP
Operating return on average assets	1.03%	0.91%	1.04%
Operating return on average equity	10.70	9.44	9.72
Operating efficiency ratio	64.69	68.76	70.63

Summary of year-to-date financial results	UMB Financial Corporation
(unaudited, dollars in thousands, except per share data)	September	September
	YTD	YTD
	2020	2019
Net income	$130,182	$177,085
Earnings per share (diluted)	2.69	3.61

Pre-tax, pre-provision income	273,283	239,547
Pre-tax, pre-provision earnings per share (diluted)	5.65	4.88

Net operating income	138,388	177,978
Operating earnings per share (diluted)	2.86	3.63

GAAP
Return on average assets	0.62%	1.01%
Return on average equity	6.30	9.86
Efficiency ratio	68.40	70.34

Non-GAAP
Operating return on average assets	0.66%	1.02%
Operating return on average equity	6.69	9.91
Operating efficiency ratio	67.18	70.20

“Our strong third quarter results were driven by several factors. Despite unprecedented circumstances, average loans, excluding Paycheck Protection Program (PPP) balances, increased 9.7% on a linked-quarter annualized basis and we saw a 47.2% decrease in modified loan balances from the prior quarter. These were modifications designed during the height of the crisis to assist our customers and provide financial relief,” said Mariner Kemper, chairman, president and chief executive officer. “In addition, we saw a 23.5% year-over-year increase in pre-tax, pre-provision income. We had year-over-year double-digit growth on both sides of our balance sheet and launched a successful inaugural subordinated debt issuance at an attractive yield, which further bolsters our capital position. And finally, as disclosed in our

SEC filing on October 19, our fourth quarter is off to a great start with expected gains from our investment in Tattooed Chef, Inc.”

Summary of revenue	UMB Financial Corporation
(unaudited, dollars in thousands)
	Q3	Q2	Q3	CQ vs.	CQ vs.
	2020	2020	2019	LQ	PY
Net interest income	$184,384	$178,229	$168,260	$6,155	$16,124
Noninterest income:
Trust and securities processing	50,552	46,321	45,218	4,231	5,334
Trading and investment banking	8,678	12,851	5,712	(4,173)	2,966
Service charges on deposit accounts	19,650	19,074	20,620	576	(970)
Insurance fees and commissions	259	533	320	(274)	(61)
Brokerage fees	4,819	5,753	8,102	(934)	(3,283)
Bankcard fees	15,295	12,916	16,895	2,379	(1,600)
Gains on sales of securities available for sale, net	311	4,006	3,057	(3,695)	(2,746)
Other	13,432	19,002	3,711	(5,570)	9,721
Total noninterest income	$112,996	$120,456	$103,635	$(7,460)	$9,361
Total revenue	$297,380	$298,685	$271,895	$(1,305)	$25,485
Net interest income (FTE)	$191,181	$184,833	$174,415
Net interest margin (FTE)	2.73%	2.79%	3.09%
Total noninterest income as a % of total revenue	38.00	40.33	38.12

Net interest income

•

Net interest income totaled $184.4 million, an increase of $6.2 million, or 3.5%, from the linked quarter, driven by an increase of $1.2 billion, or 4.6%, in average earning assets. The increase in earning assets was driven by an increase of $638 million in securities and an increase of $633 million in loan balances.

•

Net interest margin for the third quarter was 2.73%, a decrease of six basis points from the linked quarter, due to loan repricing and mix changes, net changes to securities, and lower contribution of free funds. Earning asset yields declined 10 basis points from the linked quarter, driven by declining yields in the loan portfolio due to reductions in short-term interest rates and an unfavorable earning asset mix shift driven by excess liquidity. The cost of interest-bearing liabilities decreased six basis points to 0.28%, driven by a seven-basis-point decline in the cost of interest-bearing deposits and lower borrowing costs. Net interest spread decreased four basis points to 2.63% from the linked quarter and was one basis point lower than the third quarter of 2019.

•

On a year-over-year basis, net interest income increased $16.1 million, or 9.6%, driven by a $2.8 billion, or 22.0%, increase in average loans, and a $1.3 billion, or 15.8%, increase in securities. These increases were driven by organic loan growth and the company’s participation in the PPP.

•

Average deposits increased 5.9% on a linked-quarter basis and 25.0% compared to the third quarter of 2019. Average noninterest-bearing demand deposit balances increased 7.8% on a linked-quarter basis and 35.8% compared to the third quarter of 2019.

•

During the third quarter, the company terminated a $750.0 million interest rate floor hedge for $34.1 million with a gain, net of unamortized premium, of $18.4 million to be amortized through September 2024.

Noninterest income

•	Third quarter 2020 noninterest income decreased $7.5 million, or 6.2%, on a linked-quarter basis, largely due to:
o	A decrease of $6.2 million in company-owned life insurance income, reflecting the impact of lower market valuations of the underlying investments, recorded in other income. The decrease in company-owned life insurance income is offset by a proportionate decrease in deferred compensation expense as noted below.
o

A decrease of $4.2 million in trading and investment banking, primarily due to moderation of trading volumes from strong linked quarter levels, as well as a decrease of $1.9 million in market valuation of investments in the company’s trading portfolio.

o	A decrease of $3.7 million in gains on sales of available-for-sale securities.
o

These decreases were partially offset by increases of $4.2 million in trust and securities processing due to higher trust services and fund services income and $2.4 million in bankcard fees, primarily driven by increased interchange income.

•	Compared to the prior year, noninterest income in the third quarter of 2020 increased $9.4 million, or 9.0%, primarily driven by:
o	An increase of $5.3 million in trust and securities processing driven by increases of $3.7 million in fund services income and $1.6 million in corporate trust income.
o

Increases of $5.1 million in company-owned life insurance, $3.3 million in derivative income, and $1.2 million in equity earnings on alternative investments, all recorded in other income. The increase in company-owned life insurance income is offset by a proportionate increase in deferred compensation expense as noted below.

o	These increases were partially offset by decreases of $3.3 million in brokerage fees due to decreased 12b-1 income, and $2.7 million in gains on sales of available-for-sale securities.

Noninterest expense

Summary of noninterest expense	UMB Financial Corporation
(unaudited, dollars in thousands)
	Q3	Q2	Q3	CQ vs.	CQ vs.
	2020	2020	2019	LQ	PY
Salaries and employee benefits	$124,194	$130,938	$110,153	$(6,744)	$14,041
Occupancy, net	12,027	11,411	12,240	616	(213)
Equipment	20,968	21,502	19,775	(534)	1,193
Supplies and services	3,442	3,785	4,261	(343)	(819)
Marketing and business development	3,038	3,284	5,655	(246)	(2,617)
Processing fees	12,812	13,603	13,619	(791)	(807)
Legal and consulting	7,244	6,220	8,374	1,024	(1,130)
Bankcard	4,834	4,549	4,643	285	191
Amortization of other intangible assets	1,524	1,658	1,335	(134)	189
Regulatory fees	2,309	3,211	2,749	(902)	(440)
Other	5,603	8,372	8,593	(2,769)	(2,990)
Total noninterest expense	$197,995	$208,533	$191,397	$(10,538)	$6,598

•

GAAP noninterest expense for the third quarter of 2020 was $198.0 million, a decrease of $10.5 million, or 5.1%, from the linked quarter and an increase of $6.6 million, or 3.4%, from the third quarter of 2019.

•	The linked quarter decrease in noninterest expense was driven by:
o

A decrease of $6.7 million in salaries and employee benefits, largely driven by an $8.0 million decrease in deferred compensation expense, and a decrease of $1.9 million in bonus and commission expense. These decreases were partially offset by an increase of $2.7 million in severance expense. The decrease in deferred compensation expense is offset by the decrease in company-owned life insurance income noted above.

o	A $3.0 million decrease in operational losses, recorded in other noninterest expense.

o	A $0.9 million decrease in regulatory fees due to decreased federal deposit insurance expense.
•	The year-over-year increase in noninterest expense was driven by:
o

A $14.0 million increase in salaries and employee benefits, primarily due to increases of $7.3 million in bonus and commission expense, including an increase of $2.7 million in severance expense. Additional increases include $4.2 million in employee benefits expense, including an increase of $3.4 million in deferred compensation expense, and an increase of $2.5 million in salary and wage expense, which included compensation expense tied to the company’s COVID-19 response. The increase in deferred compensation expense was offset by the increase in company-owned life insurance income noted above.

o	These increases were partially offset by the following decreases:
▪	A decrease of $2.6 million in marketing and development expense primarily due to a decline in travel and entertainment expense due to the pandemic.
▪	Decreases of $1.3 million in operational losses and $1.1 million in derivative expense, both recorded in other noninterest expense.
▪	A decrease of $1.8 million in consulting expense, recorded in legal and professional expense, due to timing of multiple technology initiatives.

Income taxes

•

The company’s effective tax rate was 11.9% for the nine months ended September 30, 2020, compared to 15.1% for the same period in 2019. The decrease in the effective tax rate for 2020 is primarily attributable to a larger portion of pre-tax income being earned from tax-exempt municipal securities.

Balance sheet

•	Average total assets for the third quarter of 2020 were $29.5 billion compared to $28.1 billion for the linked quarter and $23.9 billion for the same period in 2019.
•

During the third quarter, the company completed its inaugural public offering of $200 million in subordinated notes. These notes carry a rate of 3.7%, mature in September 2030, and are callable in September 2025.

Summary of average loans and leases - QTD Average			UMB Financial Corporation
(unaudited, dollars in thousands)
	Q3	Q2	Q3	CQ vs.	CQ vs.
	2020	2020	2019	LQ	PY
Commercial and industrial	$7,043,780	$6,970,223	$5,303,309	$73,557	$1,740,471
Specialty lending	456,847	471,571	630,768	(14,724)	(173,921)
Commercial real estate	5,744,344	5,435,428	4,957,810	308,916	786,534
Consumer real estate	1,755,249	1,528,501	1,286,776	226,748	468,473
Consumer	150,814	146,120	136,117	4,694	14,697
Credit cards	371,444	353,424	425,268	18,020	(53,824)
Leases and other	209,238	193,099	150,830	16,139	58,408
Total loans	$15,731,716	$15,098,366	$12,890,878	$633,350	$2,840,838

•

Average loans for the third quarter of 2020 increased 4.2% on a linked-quarter basis and 22.0% compared to the third quarter of 2019 due to increased commercial real estate and consumer real estate loans and the company’s participation in PPP, which had an average balance of $1.5 billion in the third quarter.

Summary of average securities - QTD Average	UMB Financial Corporation
(unaudited, dollars in thousands)
	Q3	Q2	Q3	CQ vs.	CQ vs.
	2020	2020	2019	LQ	PY
Securities available for sale:
U.S. Treasury	$30,881	$31,150	$250,552	$(269)	$(219,671)
U.S. Agencies	242,504	403,290	93,440	(160,786)	149,064
Mortgage-backed	4,829,586	4,284,374	3,987,463	545,212	842,123
State and political subdivisions	3,407,508	3,108,661	2,795,210	298,847	612,298
Corporates	58,866	98,089	155,656	(39,223)	(96,790)
Commercial Paper	3,478	2,040	—	1,438	3,478
Total securities available for sale	$8,572,823	$7,927,604	$7,282,321	$645,219	$1,290,502
Securities held to maturity:
State and political subdivisions	$1,085,297	$1,100,843	$1,105,397	$(15,546)	$(20,100)
Trading securities	32,894	37,816	44,571	(4,922)	(11,677)
Other securities	156,816	148,918	90,008	7,898	66,808
Total securities	$9,847,830	$9,215,181	$8,522,297	$632,649	$1,325,533
•	Average securities available for sale increased 8.1% on a linked-quarter basis and 17.7% compared to the third quarter of 2019.
Summary of average deposits - QTD Average		UMB Financial Corporation
(unaudited, dollars in thousands)
	Q3	Q2	Q3	CQ vs.	CQ vs.
	2020	2020	2019	LQ	PY
Deposits:
Noninterest-bearing demand	$8,260,170	$7,662,836	$6,082,498	$597,334	$2,177,672
Interest-bearing demand and savings	15,125,267	14,160,722	12,214,570	964,545	2,910,697
Time deposits	741,750	957,007	1,011,862	(215,257)	(270,112)
Total deposits	$24,127,187	$22,780,565	$19,308,930	$1,346,622	$4,818,257
Noninterest bearing deposits as % of total	34.24%	33.64%	31.50%

•	Average deposits increased 5.9% on a linked-quarter basis and 25.0% compared to the third quarter of 2019.
•	Average noninterest-bearing demand deposits increased 7.8% on a linked-quarter basis to $8.3 billion.

Capital

Capital information	UMB Financial Corporation
(unaudited, dollars in thousands, except per share data)
	September 30, 2020	June 30, 2020	September 30, 2019
Total equity	$2,854,180	$2,777,395	$2,563,866
Book value per common share	59.43	57.84	52.23
Tangible book value per common share	55.19	53.57	48.19

Regulatory capital:
Common equity Tier 1 capital	$2,402,785	$2,335,625	$2,284,417
Tier 1 capital	2,402,785	2,335,625	2,284,417
Total capital	2,854,598	2,580,849	2,464,698

Regulatory capital ratios:
Common equity Tier 1 capital ratio	11.93%	11.92%	12.53%
Tier 1 risk-based capital ratio	11.93	11.92	12.53
Total risk-based capital ratio	14.17	13.17	13.51
Tier 1 leverage ratio	8.19	8.35	9.62

•	At September 30, 2020, the regulatory capital ratios presented in the foregoing table exceeded all “well-capitalized” regulatory thresholds.
•

Total risk-based capital was favorably impacted by the $200 million subordinated note issuance during the third quarter. Additionally, the company contributed $100 million of capital to UMB Bank, n.a. during the third quarter.

Asset Quality

Credit quality	UMB Financial Corporation
(unaudited, dollars in thousands)
	Q3	Q2	Q1	Q4	Q3
	2020	2020	2020	2019	2019
Net charge-offs - Total loans	$5,111	$5,541	$7,672	$7,618	$2,186
Net loan charge-offs as a % of total average loans	0.13%	0.15%	0.23%	0.23%	0.07%
Loans over 90 days past due	$1,372	$4,588	$2,211	$2,069	$2,466
Loans over 90 days past due as a % of total loans	0.01%	0.03%	0.02%	0.02%	0.02%
Nonaccrual and restructured loans	$93,695	$82,245	$97,029	$56,347	$71,838
Nonaccrual and restructured loans as a % of total loans	0.59%	0.54%	0.70%	0.42%	0.55%
Provision for credit losses	$16,000	$21,500	$88,000	$2,000	$7,500

•	Provision for credit losses for the third quarter totaled $16.0 million, a decrease of $5.5 million from the linked quarter, and an increase of $8.5 million from the third quarter of 2019.
•	Net charge-offs totaled $5.1 million, or 0.13%, of average loans, compared to $5.5 million, or 0.15%, of average loans in the linked quarter.

Dividend Declaration

At the company’s quarterly board meeting, the Board of Directors declared a $0.32 per share quarterly cash dividend, an increase of 3.2% or $0.01 per share. The cash dividend will be payable on January 4, 2021, to shareholders of record at the close of business on December 10, 2020.

Conference Call

The company plans to host a conference call to discuss its third quarter 2020 earnings results on Wednesday, October 28, 2020, at 8:30 a.m. (CT).

Interested parties may access the call by dialing (toll-free) 877-267-8760 or (international) 412-542-4148 and requesting to join the UMB Financial call. The live call may also be accessed by visiting investorrelations.umb.com or by using the following link:

UMB Financial 3Q 2020 Conference Call

A replay of the conference call may be heard through November 11, 2020 by calling (toll-free)

877-344-7529 or (international) 412-317-0088. The replay access code required for playback is 10148456. The call replay may also be accessed at investorrelations.umb.com.

Non-GAAP Financial Information

In this release, we provide information about net operating income, operating earnings per share - diluted (operating EPS), operating return on average equity (operating ROE), operating return on average assets (operating ROA), operating noninterest expense, operating efficiency ratio, pre-tax, pre-provision income, pre-tax, pre-provision earnings per share – diluted (PTPP EPS), tangible shareholders’ equity, and tangible book value per share, all of which are non-GAAP financial measures. This information supplements the results that are reported according to generally accepted accounting principles in the United States (GAAP) and should not be viewed in isolation from, or as a substitute for, GAAP results. The differences between the non-GAAP financial measures – net operating income, operating EPS, operating ROE, operating ROA, operating noninterest expense, operating efficiency ratio, PTPP, PTPP EPS, tangible shareholders’ equity, and tangible book value per share – and the nearest comparable

GAAP financial measures are reconciled later in this release. The company believes that these non-GAAP financial measures and the reconciliations may be useful to investors because they adjust for acquisition-, severance-, and COVID-19 related items that management does not believe reflect the company’s fundamental operating performance. COVID-19 related expense includes hazard pay for branch associates, computer hardware expense to support associates working remotely, and additional equipment, cleaning, and janitorial supplies to protect the well-being of our associates and customers while on the company’s premises.

Net operating income for the relevant period is defined as GAAP net income, adjusted to reflect the impact of excluding expenses related to acquisitions, severance expense, COVID-19 related expense, and the cumulative tax impact of these adjustments.

Operating EPS (diluted) is calculated as earnings per share as reported, adjusted to reflect, on a per share basis, the impact of excluding the non-GAAP adjustments described above for the relevant period. Operating ROE is calculated as net operating income from continuing operations, divided by the company’s average total shareholders’ equity for the relevant period. Operating ROA is calculated as net operating income from continuing operations, divided by the company’s average assets for the relevant period. Operating noninterest expense for the relevant period is defined as GAAP noninterest expense, adjusted to reflect the pre-tax impact of non-GAAP adjustments described above. Operating efficiency ratio is calculated as the company’s operating noninterest expense, net of amortization of other intangibles, divided by the company’s total non-GAAP revenue (calculated as net interest income plus noninterest income, less gains on sales of securities available for sale, net).

Pre-tax, pre-provision income for the relevant period is defined as GAAP net income, adjusted to reflect the impact of excluding income tax and provision expenses.

Tangible shareholders’ equity for the relevant period is defined as GAAP shareholders’ equity, net of intangible assets. Tangible book value per share is defined as tangible shareholders’ equity divided by the Company’s total shares outstanding.

Forward-Looking Statements:

This press release contains, and our other communications may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements often use words such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “outlook,” “forecast,” “target,” “trend,” “plan,” “goal,” or other words of comparable meaning or future-tense or conditional verbs such as “may,” “will,” “should,” “would,” or “could.” Forward-looking statements convey our expectations, intentions, or forecasts about future events, circumstances, results, or aspirations. All forward-looking statements are subject to assumptions, risks, and uncertainties, which may change over time and many of which are beyond our control. You should not rely on any forward-looking statement as a prediction or guarantee about the future. Our actual future objectives, strategies, plans, prospects, performance, condition, or results may differ materially from those set forth in any forward-looking statement. Some of the factors that may cause actual results or other future events, circumstances, or aspirations to differ from those in forward-looking statements are described in our Annual Report on Form 10-K for the year ended December 31, 2019, our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, or other applicable documents that are filed or furnished with the U.S. Securities and Exchange Commission (SEC). In addition to such factors that have been disclosed previously, the COVID-19 pandemic (the pandemic) may also cause actual results or other future events, circumstances, or aspirations to differ from our forward-looking statements. The pandemic has created a global public-health crisis that has resulted in widespread volatility and deteriorations in household, business, economic, and market conditions. It is currently adversely affecting the company and its customers, counterparties, employees, and third-party service providers, and the continued adverse impacts on our business, financial position, results of operations, and prospects could be significant. We are not able to accurately predict the extent of the impact of the pandemic on our capital, liquidity, and other financial positions and on our business, results of operations, and prospects at this time, and we believe it will depend on a number of evolving factors, including: (i) the duration, extent and severity of the pandemic; (ii) the response of governmental and non-governmental authorities to the pandemic, which is rapidly changing and not always coordinated or consistent across jurisdictions; (iii) the effect of the pandemic on our customers, counterparties, employees and third-party service providers, which may vary widely, and which is generally expected to increase our credit, counterparty, operational, and other risks; and (iv) the effect of the pandemic on economies and markets, which in turn could adversely affect, among other things, the origination of new loans and the performance of our existing loans. The pandemic is also expected to have a significant impact on our CECL calculation and related provision under a new accounting standard that we were required to adopt in January 2020. The CECL calculation includes periodic estimates of the net amount expected to be collected over the contractual term of certain financial assets, and requires us to take into account, among other things, economic conditions forecasted over the life of the financial asset, including the current and anticipated effects of the pandemic. Any forward-looking statement should be evaluated in light of these considerations. Any forward-looking statement made by us or on our behalf speaks only as of the date that it was made. We do not undertake to update any forward-looking statement to reflect the impact of events, circumstances, or results that arise after the date that the statement was made, except to the extent required by applicable securities laws. You, however, should consult further disclosures (including disclosures of a forward-looking nature) that we may make in any subsequent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K, or other applicable document that is filed or furnished with the SEC.

About UMB:

UMB Financial Corporation (Nasdaq: UMBF) is a financial services company headquartered in Kansas City, Missouri. UMB offers commercial banking, which includes comprehensive deposit, lending and investment services, personal banking, which includes wealth management and financial planning services, and institutional banking, which includes asset servicing, corporate trust solutions, investment banking, and healthcare services. UMB operates branches throughout Missouri, Illinois, Colorado, Kansas, Oklahoma, Nebraska, Arizona and Texas, and serves business and institutional clients nationwide. For more information, visit UMB.com, UMB Blog, UMB Facebook and UMB LinkedIn, or follow us on Twitter at @UMBBank. For information about UMB’s operations, approach and relief measures during the COVID-19 pandemic, please visit umb.com/COVID-19.

Consolidated Balance Sheets	UMB Financial Corporation
(unaudited, dollars in thousands)
	September 30,
	2020	2019
ASSETS
Loans	$15,950,177	$13,043,840
Allowance for credit losses on loans	(211,688)	(107,406)
Net loans	15,738,489	12,936,434
Loans held for sale	10,978	11,025
Securities:
Available for sale	8,719,246	7,411,908
Held to maturity, net of allowance for credit losses	1,067,501	1,102,005
Trading securities	49,154	86,074
Other securities	159,994	88,176
Total securities	9,995,895	8,688,163
Federal funds sold and resell agreements	1,101,313	463,392
Interest-bearing due from banks	1,613,675	158,339
Cash and due from banks	440,659	658,198
Premises and equipment, net	295,090	290,273
Accrued income	132,574	119,024
Goodwill	180,867	180,867
Other intangibles, net	22,657	17,190
Other assets	718,775	620,187
Total assets	$30,250,972	$24,143,092

LIABILITIES
Deposits:
Noninterest-bearing demand	$8,752,882	$6,652,887
Interest-bearing demand and savings	15,298,562	11,689,871
Time deposits under $250,000	491,378	618,301
Time deposits of $250,000 or more	195,085	348,286
Total deposits	24,737,907	19,309,345
Federal funds purchased and repurchase agreements	1,929,004	1,791,000
Short-term debt	15,000	—
Long-term debt	269,044	70,091
Accrued expenses and taxes	255,720	223,210
Other liabilities	190,117	185,580
Total liabilities	27,396,792	21,579,226

SHAREHOLDERS' EQUITY
Common stock	55,057	55,057
Capital surplus	1,085,375	1,069,510
Retained earnings	1,750,389	1,621,198
Accumulated other comprehensive income, net	299,103	96,021
Treasury stock	(335,744)	(277,920)
Total shareholders' equity	2,854,180	2,563,866
Total liabilities and shareholders' equity	$30,250,972	$24,143,092

Consolidated Statements of Income	UMB Financial Corporation
(unaudited, dollars in thousands except share and per share data)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
INTEREST INCOME
Loans	$142,441	$162,243	$433,471	$481,342
Securities:
Taxable interest	26,393	26,966	79,475	79,057
Tax-exempt interest	25,377	23,202	74,393	65,887
Total securities income	51,770	50,168	153,868	144,944
Federal funds and resell agreements	2,248	2,817	9,273	8,968
Interest-bearing due from banks	299	3,450	3,360	10,117
Trading securities	259	425	1,225	1,701
Total interest income	197,017	219,103	601,197	647,072
INTEREST EXPENSE
Deposits	9,284	41,144	50,259	118,494
Federal funds and repurchase agreements	1,730	8,313	10,061	25,924
Other	1,619	1,386	4,323	4,112
Total interest expense	12,633	50,843	64,643	148,530
Net interest income	184,384	168,260	536,554	498,542
Provision for credit losses	16,000	7,500	125,500	30,850
Net interest income after provision for credit losses	168,384	160,760	411,054	467,692
NONINTEREST INCOME
Trust and securities processing	50,552	45,218	143,873	130,078
Trading and investment banking	8,678	5,712	23,252	16,746
Service charges on deposit accounts	19,650	20,620	63,805	62,648
Insurance fees and commissions	259	320	1,051	1,123
Brokerage fees	4,819	8,102	20,432	22,422
Bankcard fees	15,295	16,895	44,756	50,401
Gains on sales of securities available for sale, net	311	3,057	5,544	2,463
Other	13,432	3,711	29,163	30,534
Total noninterest income	112,996	103,635	331,876	316,415
NONINTEREST EXPENSE
Salaries and employee benefits	124,194	110,153	366,192	340,639
Occupancy, net	12,027	12,240	35,618	35,522
Equipment	20,968	19,775	63,711	58,283
Supplies and services	3,442	4,261	11,412	12,419
Marketing and business development	3,038	5,655	10,962	17,872
Processing fees	12,812	13,619	39,805	38,847
Legal and consulting	7,244	8,374	19,574	21,503
Bankcard	4,834	4,643	14,243	13,689
Amortization of other intangible assets	1,524	1,335	4,916	3,913
Regulatory fees	2,309	2,749	7,886	8,549
Other	5,603	8,593	20,828	24,174
Total noninterest expense	197,995	191,397	595,147	575,410
Income before income taxes	83,385	72,998	147,783	208,697
Income tax expense	10,293	10,616	17,601	31,612
NET INCOME	$73,092	$62,382	$130,182	$177,085

PER SHARE DATA
Net income – basic	$1.52	$1.28	$2.70	$3.63
Net income – diluted	1.52	1.27	2.69	3.61
Dividends	0.31	0.30	0.93	0.90
Weighted average shares outstanding – basic	47,947,056	48,797,182	48,208,447	48,762,667
Weighted average shares outstanding – diluted	48,068,438	49,096,196	48,352,145	49,052,329

Consolidated Statements of Comprehensive Income	UMB Financial Corporation
(unaudited, dollars in thousands)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Net income	$73,092	$62,382	$130,182	$177,085
Other comprehensive income, before tax:
Unrealized gains and losses on debt securities:
Change in unrealized holding gains and losses, net	20,975	54,182	269,976	268,100
Less: Reclassification adjustment for gains included in net income	(311)	(3,057)	(5,544)	(2,463)
Change in unrealized gains and losses on debt securities	20,664	51,125	264,432	265,637
Unrealized gains and losses on derivative hedges:
Change in unrealized gains and losses on derivative hedges, net	(122)	(7,469)	19,015	(12,618)
Less: Reclassification adjustment for (gains) losses included in net income	(1,123)	280	(869)	295
Change in unrealized gains and losses on derivative hedges	(1,245)	(7,189)	18,146	(12,323)
Other comprehensive income, before tax	19,419	43,936	282,578	253,314
Income tax expense	(4,578)	(10,532)	(66,655)	(61,511)
Other comprehensive income	14,841	33,404	215,923	191,803
Comprehensive income	$87,933	$95,786	$346,105	$368,888

Consolidated Statements of Shareholders' Equity		UMB Financial Corporation
(unaudited, dollars in thousands except per share data)
	Common Stock	Capital Surplus	Retained Earnings	Accumulated Other Comprehensive (Loss) Income	Treasury Stock	Total
Balance - January 1, 2019	$55,057	$1,054,601	$1,488,421	$(95,782)	$(273,827)	$2,228,470
Total comprehensive income	—	—	177,085	191,803	—	368,888
Dividends ($0.90 per share)	—	—	(44,308)	—	—	(44,308)
Purchase of treasury stock	—	—	—	—	(4,335)	(4,335)
Forfeitures of equity awards, net of issuances	—	3,113	—	—	(2,497)	616
Recognition of equity-based compensation	—	10,918	—	—	—	10,918
Sale of treasury stock	—	265	—	—	380	645
Exercise of stock options	—	613	—	—	2,359	2,972
Balance - September 30, 2019	$55,057	$1,069,510	$1,621,198	$96,021	$(277,920)	$2,563,866

Balance - January 1, 2020	$55,057	$1,073,764	$1,672,438	$83,180	$(277,999)	$2,606,440
Total comprehensive income	—	—	130,182	215,923	—	346,105
Dividends ($0.93 per share)	—	—	(45,192)	—	—	(45,192)
Purchase of treasury stock	—	615	—	—	(60,180)	(59,565)
Forfeitures of equity awards, net of issuances	—	565	—	—	43	608
Recognition of equity-based compensation	—	9,834	—	—	—	9,834
Sale of treasury stock	—	158	—	—	311	469
Exercise of stock options	—	439	—	—	2,081	2,520
Cumulative effect adjustment	—	—	(7,039)	—	—	(7,039)
Balance - September 30, 2020	$55,057	$1,085,375	$1,750,389	$299,103	$(335,744)	$2,854,180

Average Balances / Yields and Rates	UMB Financial Corporation
(tax - equivalent basis)
(unaudited, dollars in thousands)
	Three Months Ended September 30,
	2020		2019
	Average	Average	Average	Average
	Balance	Yield/Rate	Balance	Yield/Rate
Assets
Loans, net of unearned interest	$15,731,716	3.60%	$12,890,878	4.99%
Securities:
Taxable	5,478,397	1.92	4,636,243	2.31
Tax-exempt	4,336,539	2.95	3,841,483	3.03
Total securities	9,814,936	2.37	8,477,726	2.63
Federal funds and resell agreements	1,177,590	0.76	394,587	2.83
Interest bearing due from banks	1,087,838	0.11	582,116	2.35
Trading securities	32,894	3.54	44,571	4.32
Total earning assets	27,844,974	2.91	22,389,878	3.99
Allowance for credit losses	(211,221)		(104,795)
Other assets	1,846,919		1,652,033
Total assets	$29,480,672		$23,937,116

Liabilities and Shareholders' Equity
Interest-bearing deposits	$15,867,017	0.23%	$13,226,432	1.23%
Federal funds and repurchase agreements	1,964,161	0.35	1,683,072	1.96
Borrowed funds	115,943	5.56	69,927	7.86
Total interest-bearing liabilities	17,947,121	0.28	14,979,431	1.35
Noninterest-bearing demand deposits	8,260,170		6,082,498
Other liabilities	431,528		321,909
Shareholders' equity	2,841,853		2,553,278
Total liabilities and shareholders' equity	$29,480,672		$23,937,116
Net interest spread		2.63%		2.64%
Net interest margin		2.73		3.09

Average Balances / Yields and Rates	UMB Financial Corporation
(tax - equivalent basis)
(unaudited, dollars in thousands)
	Nine Months Ended September 30,
	2020		2019
	Average	Average	Average	Average
	Balance	Yield/Rate	Balance	Yield/Rate
Assets
Loans, net of unearned interest	$14,818,893	3.91%	$12,607,157	5.10%
Securities:
Taxable	5,082,153	2.09	4,481,242	2.36
Tax-exempt	4,169,829	3.02	3,730,744	2.98
Total securities	9,251,982	2.51	8,211,986	2.64
Federal funds and resell agreements	1,070,071	1.16	414,560	2.89
Interest bearing due from banks	1,140,965	0.39	563,810	2.40
Trading securities	39,580	4.55	50,841	5.05
Total earning assets	26,321,491	3.15	21,848,354	4.07
Allowance for credit losses	(173,254)		(106,565)
Other assets	1,742,652		1,607,087
Total assets	$27,890,889		$23,348,876

Liabilities and Shareholders' Equity
Interest-bearing deposits	$15,107,688	0.44%	$12,897,172	1.23%
Federal funds and repurchase agreements	2,043,942	0.66	1,655,934	2.09
Borrowed funds	90,849	6.36	69,669	7.89
Total interest-bearing liabilities	17,242,479	0.50	14,622,775	1.36
Noninterest-bearing demand deposits	7,475,746		6,040,019
Other liabilities	411,547		283,863
Shareholders' equity	2,761,117		2,402,219
Total liabilities and shareholders' equity	$27,890,889		$23,348,876
Net interest spread		2.65%		2.71%
Net interest margin		2.82		3.16

Business Segment Information	UMB Financial Corporation
(unaudited, dollars in thousands)
	Three Months Ended September 30, 2020
	Commercial Banking	Institutional Banking	Personal Banking	Total
Net interest income	$122,362	$23,375	$38,647	$184,384
Provision for credit losses	14,032	193	1,775	16,000
Noninterest income	22,464	62,688	27,844	112,996
Noninterest expense	65,175	69,667	63,153	197,995
Income before taxes	65,619	16,203	1,563	83,385
Income tax expense	8,100	2,000	193	10,293
Net income	$57,519	$14,203	$1,370	$73,092

	Three Months Ended September 30, 2019
	Commercial Banking	Institutional Banking	Personal Banking	Total
Net interest income	$104,360	$30,604	$33,296	$168,260
Provision for credit losses	5,966	256	1,278	7,500
Noninterest income	18,874	58,643	26,118	103,635
Noninterest expense	66,447	66,622	58,328	191,397
Income (loss) before taxes	50,821	22,369	(192)	72,998
Income tax expense (benefit)	7,390	3,254	(28)	10,616
Net income (loss)	$43,431	$19,115	$(164)	$62,382

	Nine Months Ended September 30, 2020
	Commercial Banking	Institutional Banking	Personal Banking	Total
Net interest income	$342,406	$84,534	$109,614	$536,554
Provision for credit losses	115,533	766	9,201	125,500
Noninterest income	57,782	191,128	82,966	331,876
Noninterest expense	186,341	215,073	193,733	595,147
Income (loss) before taxes	98,314	59,823	(10,354)	147,783
Income tax expense (benefit)	11,709	7,125	(1,233)	17,601
Net income (loss)	$86,605	$52,698	$(9,121)	$130,182

	Nine Months Ended September 30, 2019
	Commercial Banking	Institutional Banking	Personal Banking	Total
Net interest income	$306,752	$92,857	$98,933	$498,542
Provision for credit losses	25,602	723	4,525	30,850
Noninterest income	62,442	170,118	83,855	316,415
Noninterest expense	201,777	196,871	176,762	575,410
Income before taxes	141,815	65,381	1,501	208,697
Income tax expense	21,482	9,903	227	31,612
Net income	$120,333	$55,478	$1,274	$177,085

The company has strategically aligned its operations into the following three reportable segments: Commercial Banking, Institutional Banking, and Personal Banking. Senior executive officers regularly evaluate business segment financial results produced by the company’s internal reporting system in deciding how to allocate resources and assess performance for individual business segments. Prior to 2020, the company had the following four business segments: Commercial Banking, Institutional Banking, Personal Banking, and Healthcare Services. The company’s reportable segments include certain corporate overhead, technology and service costs that are allocated based on methodologies that are applied consistently between periods. For comparability purposes, amounts in all periods are based on methodologies in effect at September 30, 2020.

Non-GAAP Financial Measures

Net operating income Non-GAAP reconciliations:	UMB Financial Corporation
(unaudited, dollars in thousands except per share data)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net income (GAAP)	$73,092	$62,382	$130,182	$177,085
Adjustments:
Acquisition expense	78	71	324	168
Severance expense	2,859	113	4,648	980
COVID-19 related expense	1,358	—	5,575	—
Tax-impact of adjustments (i)	(953)	(41)	(2,341)	(255)
Total Non-GAAP adjustments (net of tax)	3,342	143	8,206	893
Net operating income (Non-GAAP)	$76,434	$62,525	$138,388	$177,978

Earnings per share - diluted (GAAP)	$1.52	$1.27	$2.69	$3.61
Acquisition expense	—	—	0.01	—
Severance expense	0.06	—	0.10	0.02
COVID-19 related expense	0.03	—	0.11	—
Tax-impact of adjustments (i)	(0.02)	—	(0.05)	—
Operating earnings per share - diluted (Non-GAAP)	$1.59	$1.27	$2.86	$3.63

GAAP
Return on average assets	0.99%	1.03%	0.62%	1.01%
Return on average equity	10.23	9.69	6.30	9.86

Non-GAAP
Operating return on average assets	1.03%	1.04%	0.66%	1.02%
Operating return on average equity	10.70	9.72	6.69	9.91

(i) Calculated using the company’s marginal tax rate of 22.2%.

Operating noninterest expense and operating efficiency ratio Non-GAAP reconciliations:	UMB Financial Corporation
(unaudited, dollars in thousands)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Noninterest expense	$197,995	$191,397	$595,147	$575,410
Adjustments to arrive at operating noninterest expense (pre-tax):
Acquisition expense	78	71	324	168
Severance expense	2,859	113	4,648	980
COVID-19 related expense	1,358	—	5,575	—
Total Non-GAAP adjustments (pre-tax)	4,295	184	10,547	1,148
Operating noninterest expense (Non-GAAP)	$193,700	$191,213	$584,600	$574,262

Noninterest expense	$197,995	$191,397	$595,147	$575,410
Less: Amortization of other intangibles	1,524	1,335	4,916	3,913
Noninterest expense, net of amortization of other intangibles (Non-GAAP) (numerator A)	$196,471	$190,062	$590,231	$571,497

Operating noninterest expense	$193,700	$191,213	$584,600	$574,262
Less: Amortization of other intangibles	1,524	1,335	4,916	3,913
Operating expense, net of amortization of other intangibles (Non-GAAP) (numerator B)	$192,176	$189,878	$579,684	$570,349

Net interest income	$184,384	$168,260	$536,554	$498,542
Noninterest income	112,996	103,635	331,876	316,415
Less: Gains on sales of securities available for sale, net	311	3,057	5,544	2,463
Total Non-GAAP Revenue (denominator A)	$297,069	$268,838	$862,886	$812,494

Efficiency ratio (numerator A/denominator A)	66.14%	70.70%	68.40%	70.34%
Operating efficiency ratio (Non-GAAP) (numerator B/denominator A)	64.69	70.63	67.18	70.20

Pre-tax, pre-provision income non-GAAP reconciliation:	UMB Financial Corporation
(unaudited, dollars in thousands except per share data)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net income before taxes (GAAP)	$83,385	$72,998	$147,783	$208,697
Adjustments:
Provision for credit losses	16,000	7,500	125,500	30,850
Pre-tax, pre-provision income (Non-GAAP)	$99,385	$80,498	$273,283	$239,547

Pre-tax earnings per share - diluted (GAAP)	$1.74	$1.49	$3.06	$4.25
Provision for credit losses	0.33	0.15	2.59	0.63
Pre-tax, pre-provision earnings per share - diluted (Non-GAAP)	$2.07	$1.64	$5.65	$4.88

Tangible book value non-GAAP reconciliation:	UMB Financial Corporation
(unaudited, dollars in thousands except share and per share data)
	As of
	September 30, 2020	September 30, 2019
Total shareholders' equity (GAAP)	$2,854,180	$2,563,866
Less: Intangible assets
Goodwill	180,867	180,867
Other intangibles, net	22,657	17,190
Total intangibles, net	203,524	198,057
Total tangible shareholders' equity (Non-GAAP)	$2,650,656	$2,365,809

Total shares outstanding	48,028,679	49,088,331

Ratio of total shareholders' equity (book value) per share	$59.43	$52.23
Ratio of total tangible shareholders' equity (tangible book value) per share (Non-GAAP)	55.19	48.19